                                                                      EXHIBIT 10




                              --------------------


                              INVESTMENT AGREEMENT

                              --------------------

                                     Between

                             MAYOR'S JEWELERS, INC.

                                       and

                             HENRY BIRKS & SONS INC.





                            Dated as of July 30, 2002



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                                TABLE OF CONTENTS
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                                              ARTICLE I DEFINITIONS

SECTION 1.01. Certain Defined Terms.............................................................................1

SECTION 1.02. Definitions.......................................................................................9

SECTION 1.03. Interpretation and Rules of Construction.........................................................10


                                           ARTICLE II PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Shares and Warrants.....................................................11

SECTION 2.02. Option Shares....................................................................................11

SECTION 2.03. Purchase Price...................................................................................11

SECTION 2.04. Closing..........................................................................................11

SECTION 2.05. Closing Deliveries by the Seller.................................................................11

SECTION 2.06. Closing Deliveries by the Purchaser..............................................................13


                            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller..........................................13

SECTION 3.02. Subsidiaries.....................................................................................14

SECTION 3.03. Capitalization...................................................................................15

SECTION 3.04. Authorization and Issuance of Shares and Warrants................................................15

SECTION 3.05. Corporate Books and Records......................................................................16

SECTION 3.06. No Conflict......................................................................................16

SECTION 3.07. Governmental Consents and Approvals..............................................................16

SECTION 3.08. Financial Information; Books and Records.........................................................16

SECTION 3.09. Accounting System................................................................................17

SECTION 3.10. Absence of Undisclosed Liabilities...............................................................17

SECTION 3.11. Receivables......................................................................................17
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SECTION 3.12. Inventories......................................................................................18

SECTION 3.13. Purchase Orders..................................................................................18

SECTION 3.14. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions................18

SECTION 3.15. Litigation.......................................................................................21

SECTION 3.16. Compliance with Laws.............................................................................21

SECTION 3.17. Environmental and Other Permits and Licenses; Related Matters....................................22

SECTION 3.18. Material Contracts...............................................................................22

SECTION 3.19. Intellectual Property............................................................................24

SECTION 3.20. Real Property....................................................................................25

SECTION 3.21. Tangible Personal Property.......................................................................26

SECTION 3.22. Assets...........................................................................................26

SECTION 3.23. Suppliers........................................................................................27

SECTION 3.24. Employee Benefit Matters.........................................................................27

SECTION 3.25. Labor Matters....................................................................................29

SECTION 3.26. Key Employees....................................................................................30

SECTION 3.27. Certain Interests................................................................................30

SECTION 3.28. Taxes............................................................................................31

SECTION 3.29. Insurance........................................................................................32

SECTION 3.30. Full Disclosure..................................................................................32

SECTION 3.31. Brokers..........................................................................................32

SECTION 3.32. S-3 Eligibility..................................................................................32

SECTION 3.33. SEC Documents....................................................................................32

SECTION 3.34. Compliance with Cuba Act.........................................................................33

SECTION 3.35. Investment Company Act...........................................................................33

SECTION 3.36. Registration Rights..............................................................................33


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                                       ii


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SECTION 3.37. Officer's Certificates...........................................................................33


                           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01. Organization of the Purchaser....................................................................33

SECTION 4.02. Authority and Qualification of the Purchaser.....................................................33

SECTION 4.03. Enforceability...................................................................................34

SECTION 4.04. No Conflict......................................................................................34

SECTION 4.05. Litigation.......................................................................................34

SECTION 4.06. Brokers..........................................................................................34

SECTION 4.07. Investment Intent................................................................................34

SECTION 4.08. Disclosure.......................................................................................34

SECTION 4.09. Financing........................................................................................35


                                         ARTICLE V ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing.........................................................35

SECTION 5.02. Access to Information............................................................................35

SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents........................................36

SECTION 5.04. Notice of Developments...........................................................................36

SECTION 5.05. No Solicitation or Negotiation...................................................................37

SECTION 5.06. Listing..........................................................................................37

SECTION 5.07. Use of Intellectual Property.....................................................................37

SECTION 5.08. Payments on Behalf of Affiliates.................................................................37

SECTION 5.09. Further Action...................................................................................38


                                        ARTICLE VI CONDITIONS TO CLOSING

SECTION 6.01. Conditions to Obligations of the Purchaser.......................................................38

SECTION 6.02. Conditions to Obligations of the Seller..........................................................39

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                                           ARTICLE VII INDEMNIFICATION

SECTION 7.01. Survival of Representations and Warranties.......................................................40

SECTION 7.02. Indemnification by the Seller....................................................................40


                                 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination......................................................................................42

SECTION 8.02. Effect of Termination............................................................................43

SECTION 8.03. Termination Fee..................................................................................43

SECTION 8.04. Amendment........................................................................................43

SECTION 8.05. Waiver...........................................................................................43

SECTION 8.06. Survival.........................................................................................43


                                          ARTICLE IX GENERAL PROVISIONS

SECTION 9.01. Expenses.........................................................................................43

SECTION 9.02. Notices..........................................................................................44

SECTION 9.03. Public Announcements.............................................................................45

SECTION 9.04. Severability.....................................................................................45

SECTION 9.05. Entire Agreement.................................................................................45

SECTION 9.06. Assignment.......................................................................................45

SECTION 9.07. No Third Party Beneficiaries.....................................................................45

SECTION 9.08. Currency.........................................................................................46

SECTION 9.09. Governing Law....................................................................................46

SECTION 9.10. Waiver of Jury Trial.............................................................................46

SECTION 9.11. Headings.........................................................................................46

SECTION 9.12. Counterparts.....................................................................................46

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                                       iv

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                                    EXHIBITS

Exhibit A         Form of Certificate of Designation of Series A Convertible
                  Preferred Stock

Exhibit B         Form of Warrant Agreements

Exhibit C         Form of Registration Rights Agreement

Exhibit D         Form of Management Expense Reimbursement Agreement

Exhibit E         Form of Manufacturing and Sales Agreement

Exhibit F         Fiscal 2002 Plan

Exhibit G         Term Sheet

                               DISCLOSURE SCHEDULE

The Disclosure Schedule shall include the following Sections:

3.01     Organization, Authority and Qualification of the Seller

3.02     Subsidiaries

3.03     Capitalization

3.05     Corporate Books and Records

3.10     Absence of Undisclosed Liabilities

3.11     Receivables

3.12     Inventories

3.13     Purchase Orders

3.14 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions

3.15     Litigation

3.16     Compliance with Laws

3.17     Environmental and Other Permits and Licenses; Related Matters

3.18     Material Contracts

3.19     Intellectual Property

3.20     Real Property

3.21     Tangible Personal Property

3.23     Suppliers and Customers

3.24     Employee Benefit Matters

3.25     Labor Matters

3.26     Key Employees

3.27     Certain Interests

3.28     Taxes

3.29     Insurance

3.31     Brokers

5.01     Conduct of Business Prior to the Closing

6.01     Closure of Stores

                  INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of July 30, 2002, between Mayor's Jewelers, Inc., a Delaware corporation (the "SELLER") and Henry Birks & Sons Inc., a Canadian corporation (the "PURCHASER").

                  WHEREAS, the Seller is engaged in the retail jewelry business at various locations in the United States (the "BUSINESS"); and

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the Purchaser wishes to subscribe for and purchase from the Seller, and the Seller wishes to issue and sell to the Purchaser, 15,000 shares of Series A Convertible Preferred Stock of the Seller (the "Shares") convertible into shares of, and warrants exercisable to purchase shares of (the "Warrants"), the Common Stock, par value $0.0001 (the "Common Stock"), of the Seller;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. For purposes of this
Agreement:

                  "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "ANCILLARY AGREEMENTS" means the Management Expense Reimbursement Agreement, the Manufacturing and Sales Agreement, the Certificate of Designation of Series A Convertible Preferred Stock, the Warrant Agreements and the Registration Rights Agreement.

                  "ASSETS" means the assets and properties of the Seller and the Subsidiaries.

                  "BUSINESS COMBINATION" means, except with respect to the transactions contemplated by this Agreement, (A) any acquisition or purchase of all or any portion of the capital stock, or securities convertible into, or exchangeable or exercisable for, or repayable with, capital stock of the Seller or assets of the Seller or any Subsidiary (other than Inventory to be sold in the ordinary course of business consistent with past practice), (B) other than with a wholly owned Subsidiary, any merger, consolidation or other business combination with the Seller or (C) any recapitalization or reorganization involving or otherwise relating to the Seller.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, NY.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as amended through the Closing Date.

                  "CLAIMS" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

                  "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

                  "CREDIT AGREEMENT" means the Revolving Credit, Tranche B Loan and Security Agreement entered into between Mayor's Jewelers, Inc. and Fleet Retail Finance Inc. and Back Bay Capital Funding LLC, dated as of May 30, 2002.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

                  "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

                  "ENVIRONMENTAL CLAIMS" means any Claims relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

                  "ENVIRONMENTAL LAWS" means all applicable Laws, now or hereafter in effect and as amended, and any judicial or enforceable administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, excluding aesthetics or land use but including, without limitation, CERCLA, 42 U.S.C.ss.ss. 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42

U.S.C.ss.ss.6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.5101 ET SEQ.; the Clean Water Act, 33 U.S.C.ss.ss.1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 ET SEQ.; the Clean Air Act, 42 U.S.C.ss.ss.7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f ET SEQ.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 ET SEQ.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C.ss.ss.301 ET SEQ.

                  "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

                  "EXCHANGE ACT" means the United States Securities and Exchange Act of 1934, as amended.

                  "FISCAL 2002 PLAN" means the internal business plan of the Seller provided to the Purchaser containing estimates of its financial performance for fiscal 2002, attached hereto as Exhibit F.

                  "FOREIGN CORRUPT PRACTICES ACT" means the Foreign Corrupt Practices Act, 15 U.S.C.ss.ss.78 dd-1 et SEQ., as amended.

                  "FOREIGN OFFICIAL" means (a) an officer or employee of any non-United States Governmental Authority or any political subdivision, department, agency or instrumentality thereof; (b) a Person acting in an official capacity for or on behalf of any such Governmental Authority; (c) a member or official of any political party outside of the United States; and (d) any other meanings or interpretation given to the term under the Foreign Corrupt Practices Act as it applies to the Business.

                  "GOVERNMENTAL AUTHORITY" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

                  "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including, without limitation, any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNIFIED PARTY" means a Purchaser Indemnified Party.

                  "INDEMNIFYING PARTY" means the Seller pursuant to Section
7.02.

                  "INTELLECTUAL PROPERTY" means (i) patents, patent applications, and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including, without limitation, registrations and applications for registration thereof, (iii) mask works and copyrights, including, without limitation, copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including, without limitation, trade secrets, know-how and invention rights.

                  "INVENTORIES" means all inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property related to the Business and maintained, held or stored by or for the Seller or any Subsidiary on the Closing Date, and any prepaid deposits for any of the same.

                  "INVESTMENT DOCUMENTS" means this Agreement, the Ancillary Agreements, and any certificate, Financial Statements, Interim Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

                  "IRS" means the Internal Revenue Service of the United States.

                  "KNOWLEDGE" when used in reference to the "knowledge of the Seller" or the "Seller's knowledge" means the actual knowledge of the Board of Directors or senior management of the Seller as well as any notice or notification with respect to any event or circumstance received by the Seller or any Subsidiary from the time when it would have been brought to the attention of the senior management of the Seller had the Seller maintained reasonable routines for communicating significant information to the senior management of the Seller and there was reasonable compliance with the routines by the Seller.

                  "LAW" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

                  "LEASED REAL PROPERTY" means the real property leased by the Seller or any Subsidiary, in each case, as tenant, together with, to the extent leased by the Seller or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "LICENSED INTELLECTUAL PROPERTY" means Intellectual Property licensed to the Seller or any Subsidiary pursuant to the Seller IP Agreements.

                  "MANAGEMENT EXPENSE REIMBURSEMENT AGREEMENT" means the agreement to be entered into between the Seller and the Purchaser on the Closing Date substantially in the form of Exhibit D hereto.

                  "MANUFACTURING AND SALES AGREEMENT" means the agreement to be entered into between the Seller and the Purchaser on the Closing Date substantially in the form of Exhibit E hereto.

                  "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect on the Business or the Seller or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on the Business, the Seller or any Subsidiary: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), material supplier relationships, results of operations or the condition (financial or otherwise) of the Business, the Seller and the Subsidiaries taken as a whole or (b) is reasonably likely to materially adversely effect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller or its Subsidiaries taken as a whole; PROVIDED, HOWEVER, the following shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) the announcement or pendency of this

Agreement or the transactions contemplated hereby, (ii) the taking of any action approved or consented to by the Purchaser, (iii) the effects of changes or developments not uniquely relating to the Seller in the retail jewelry industry or the U.S. economy; and PROVIDED, FURTHER, that any negative deviation in the Seller's financial performance in the items indicated below for the period from May 31, 2002 to the Closing Date (including any part month in such period, which shall be included based on the actual number of days to the closing date in such month divided by the total number of days in such month) from results indicated for such period (on a cumulative basis) in the Fiscal 2002 Plan in excess of the percentages set forth next to such item will be a Material Adverse Effect:

                  Net Sales         10%

                  Net Income (loss) 20%

                  "OWNED REAL PROPERTY" means the real property owned by the Seller that is related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which neither the Seller nor any Subsidiary is otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $2,500 in the case of a single property or $5,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes and (e) Encumbrances pursuant to the Credit Agreement.

                  "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "PROPOSING PARTY" means any party who makes an unsolicited BONA FIDE proposal with respect to a Business Combination.

                  "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                  "REAL PROPERTY" means the Leased Real Property and the Owned Real Property.

                  "RECEIVABLES" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

                  "REGISTRATION RIGHTS AGREEMENT" means the agreement to be entered into between the Seller and the Purchaser on the Closing Date substantially in the form of Exhibit C hereto.

                  "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

                  "REMEDIAL ACTION" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                  "SELLER INTELLECTUAL PROPERTY" means Intellectual Property owned by the Seller or any Subsidiary.

                  "SELLER IP AGREEMENTS" means (a) licenses of Intellectual Property by the Seller or any Subsidiary to any third party, (b) licenses of Intellectual Property by any third party to the Seller or any Subsidiary, (c) agreements between the Seller or any Subsidiary and any third party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Seller Intellectual Property.

                  "SELLER SOFTWARE" means all software material to the operation of the Business.

                  "SELLER'S ACCOUNTANTS" means Deloitte & Touche LLP, independent accountants of the Seller.

                  "SHARES" means the shares of Series A Convertible Preferred Stock of the Seller (including the Option Shares), which will be convertible subject to adjustment, into Common Stock at a conversion price of $0.30 per share of Common Stock and have a liquidation preference of $1,000 per share, to be issued by the Seller substantially in the form provided for in Exhibit A hereto, entitled to the benefit of the rights and preferences set out in the

Certificate of Designation of Series A Convertible Preferred Stock substantially in the form of Exhibit A hereto, and delivered to the Purchaser or its nominee in connection with the transactions herein contemplated, at a purchase price of $1000 per share.

                  "SUBSIDIARIES" means Mayor's Jewelers, Inc., a Florida corporation, American Horological Corporation, a Florida corporation, JBM Retail Company, Inc., a Delaware corporation, JBM Venture Co. Inc., a Delaware corporation, Club Duty Free, a Delaware corporation, Designer Timepieces, Inc., a Delaware corporation, Ultimate Fine Jewelry and Watches, Inc., a Delaware corporation, Ultimate Fine Jewelry International, Inc., a Delaware corporation, UPKE, Inc., a Delaware corporation, JBM International, Inc., a Delaware corporation, Jewelry Depot, Inc., a Delaware corporation, Mayor's Jewelers Intellectual Property Holding Company, a Delaware corporation, Exclusive Diamonds International, Ltd., an Israeli corporation, Regal Diamonds International (T.A.) Ltd., a Delaware corporation, Jan Bell Marketing/Puerto Rico, Inc., a Puerto Rico corporation, Mayor's Jewelers Receivables Holding Company, a Nevada corporation, Maier & Berkele, Inc. a Georgia corporation, Maier's Jewelers, Inc., a Georgia Corporation, and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Seller directly or indirectly through one or more intermediaries.

                  "SUPERIOR PROPOSAL" means any proposal made by a Proposing Party to enter into a Business Combination, which the Board of Directors of the Seller determines in its good faith judgment to be more favorable to the Seller's stockholders than the transactions contemplated by this Agreement.

                  "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  "TRADE SECRETS" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including, without limitation, manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

                  "USTS" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.

                  "VENDORS" means any and all vendors who are unaffiliated with the Seller or any Subsidiary and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Seller or any Subsidiary.

                  "WARRANT AGREEMENTS" means the agreements with respect to the Warrants to be entered into between the Seller and the Purchaser on the Closing Date substantially in the form of Exhibits B-I, B-II and B-III hereto.

                  "WARRANTS" means the warrants exercisable to purchase, subject to adjustment, (i) 12,424,596 shares of Common Stock at an exercise price of $0.30 per share of Common Stock, (ii) 12,424,596 shares of Common Stock at an exercise price of $0.35 per share of Common Stock and (iii) 12,424,595 shares of Common Stock at an exercise price of $0.40 per share of Common Stock, to be issued by the Seller under the Warrant Agreements and delivered to the Purchaser or its nominee in connection with the transactions herein contemplated.

                  SECTION 1.02. DEFINITIONS. The following terms have the meanings set forth in the Sections set forth below:


                  DEFINITION                                       LOCATION
                  ----------                                       --------

                  "AGREEMENT"....................................  Preamble
                  "ANCILLARY LEASE DOCUMENTS"....................  3.20(d)
                  "BUSINESS".....................................  Recitals
                  "CLOSING"......................................  2.04
                  "CLOSING DATE".................................  2.04
                  "CLOSING DATE PAYMENT".........................  2.03
                  "CLOSING DATE NOTE"............................  2.03
                  "COMMON STOCK".................................  Recitals
                  "ERISA"........................................  3.24(a)
                  "FINANCIAL STATEMENTS".........................  3.08(a)(i)
                  "INTERIM FINANCIAL STATEMENTS".................  3.08(a)(ii)
                  "INTERIM FINANCIAL STATEMENTS DATE"...........   3.08(a)(ii)
                  "LEASE"........................................  3.17(a)
                  "LOSS".........................................  7.02(a)
                  "MATERIAL CONTRACTS"...........................  3.17(a)
                  "MULTIEMPLOYER PLAN"...........................  3.24(b)
                  "MULTIPLE EMPLOYER PLAN".......................  3.24(b)
                  "OPTION SHARES"................................  2.02
                  "OPTIONS"......................................  3.19(d)
                  "PLANS"........................................  3.24(a)
                  "PURCHASER"....................................  Preamble
                  "PURCHASE PRICE"...............................  2.02
                  "PURCHASER INDEMNIFIED PARTY"..................  7.02(a)
                  "RETURN".......................................  3.28(a)
                  "SEC DOCUMENTS"................................  3.23
                  "SELLER".......................................  Preamble
                  "SELLER INDEMNIFIED PARTY".....................  7.03(a)

                  DEFINITION                                       LOCATION
                  ----------                                       --------

                  "SELLER MARKS".................................  5.07
                  "SHARES".......................................  Recitals
                  "SURVIVING REPRESENTATIONS AND WARRANTIES".....  7.01
                  "TANGIBLE PERSONAL PROPERTY"...................  3.21(a)
                  "TERMINATION AGREEMENTS"                         6.01(k)
                  "TERMINATION FEE EVENT"........................  8.03
                  "THIRD PARTY CLAIMS"...........................  7.02(b)
                  "WARN".........................................  3.24(g)
                  "WARRANTS".....................................  Recitals

                  SECTION 1.03. INTERPRETATION AND RULES OF CONSTRUCTION. In this Agreement, except to the extent that the context otherwise requires:

                  (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

                  (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                  (c) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                  (d) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                  (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                  (f) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including, without limitation, by succession of comparable successor Laws;

                  (g) references to a Person are also to its permitted successors and assigns; and

                  (h) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. PURCHASE AND SALE OF THE SHARES AND WARRANTS. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall issue and deliver to the Purchaser, the Shares and Warrants, and the Purchaser shall purchase the Shares and Warrants.

                  SECTION 2.02. OPTION SHARES. Upon the terms and subject to the conditions of this Agreement, the Seller grants to the Purchaser an option to purchase up to an additional 250 shares of Series A Convertible Preferred Stock (the "Option Shares"), which may be exercised, in whole or in part, at the Purchaser's sole discretion; PROVIDED, the Purchaser shall notify the Seller in writing 72 hours prior to the Closing of its intent to exercise the Option Shares and setting forth the number of Option Shares to be exercised. At the Closing, the Seller shall issue and deliver to the Purchaser, the Options Shares and the Purchaser shall purchase the Option Shares. The Purchaser's right to exercise the Option Shares shall expire on the earlier of the termination of this Agreement and the Closing Date.

                  SECTION 2.03. PURCHASE PRICE. The aggregate purchase price for the Shares and Warrants shall be $15,000,000, payable to the Seller as follows:
(a) $10,000,000 in cash on the Closing Date (the "Closing Date Payment") and (b) an unconditional promissory note of the Purchaser in a principal amount of $5,000,000 payable on September 30, 2002 without interest (the "Closing Date Note"); PROVIDED, HOWEVER, to the extent that any Option Shares are exercised, the principal amount of the Closing Date Note shall be increased by the aggregate purchase price of the Option Shares to be purchased at a purchase price of $1000 per share.

                  SECTION 2.04. CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares and the Warrants contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Holland & Knight LLP, One East Broward Boulevard, Suite 1300, Ft. Lauderdale, Florida at 10:00 A.M. Eastern Standard Time on the first Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 6.01 and Section 6.02 or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  SECTION 2.05. CLOSING DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) one or more stock certificates evidencing the Shares, in substantially the form provided in Exhibit A hereto, registered in the name of the Purchaser or a nominee of the Purchaser that is an entity owned or controlled by the Purchaser as designated in an instruction to the Seller provided not less than two days prior to the Closing Date;

                  (b) .the Warrant Agreements executed by Seller evidencing the Warrants, in substantially the form of Exhibits B-I, B-II and B-III hereto;

                  (c) a Registration Rights Agreement executed by the Seller in substantially the form of Exhibit C hereto;

                  (d) a Management Expense Reimbursement Agreement executed by the Seller in substantially the form of Exhibit D hereto;

                  (e) a Manufacturing and Sales Agreement executed by the Seller in substantially the form of Exhibit E hereto;

                  (f) a receipt for the Closing Date Payment and Closing Date Note;

                  (g) evidence of the filing of the Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware;

                  (h) a true and complete copy, certified by the Secretary of the Seller, of the resolutions adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and thereby;

                  (i) a certificate of the Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

                  (j) a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Seller and of each Subsidiary, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than 15 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Seller and of each Subsidiary, certified by the Secretary of each such entity;

                  (k) a certificate of the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act;

                  (l) good standing certificates for the Seller and for each Subsidiary from the Secretary of State of the jurisdiction in which each such entity is incorporated or organized and from the Secretary of State in each other jurisdiction in which the properties owned or leased by any of the Seller or any Subsidiary, or the operation of its business in such jurisdiction, requires the Seller or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than 15 Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date;

                  (m) the Seller's notification pursuant to Section 5.04(a); and

                  (n) the certificates and other documents required to be delivered pursuant to Section 6.01.

                  SECTION 2.06. CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Seller;

                  (a) the Closing Date Payment by wire transfer in immediately available funds to the Purchase Price Bank Account;

                  (b) the Closing Date Note;

                  (c) the Warrant Agreements executed by the Purchaser evidencing the Warrants, in substantially the form of Exhibits B-I, B-II and B-III hereto;

                  (d) a Registration Rights Agreement executed by the Purchaser in substantially the form of Exhibit C hereto;

                  (e) a Management Expense Reimbursement Agreement executed by the Purchaser in substantially the form of Exhibit D hereto;

                  (f) a Manufacturing and Sales Agreement executed by the Purchaser in substantially the form of Exhibit E hereto;

                  (g) a true and complete copy, certified by the Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; and

                  (h) the certificates required to be delivered pursuant to
Section 6.02.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows, except as otherwise disclosed in the Disclosure Schedule with the disclosure of a specific item in any one section of the Disclosure Schedule being deemed a disclosure as to all other appropriate sections of the Disclosure Schedules if there is an explicit cross-reference to another section or sections of the Disclosure Schedule:

                  SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE SELLER. (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Seller has been duly authorized by the Board of Directors of the Seller and no other corporate action will be required by the Seller to authorize the consummation of the transactions and the performance by the Seller contemplated in this Agreement and the Ancillary Agreements.

                  (c) The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect, and all such jurisdictions are set forth in Section 3.01(c) of the Disclosure Schedule. All corporate actions taken by the Seller have been duly authorized, and the Seller has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Seller, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

                  SECTION 3.02. SUBSIDIARIES. (a) Section 3.02(a) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

                  (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Seller or any Subsidiary controls or owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, neither the Seller nor any Subsidiary is a member of (nor is any part of the Business conducted through) any partnership nor is the Seller or any Subsidiary a participant in any joint venture or similar arrangement.

                  (c) Each Subsidiary that is a corporation: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary that is not a corporation: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of the Seller consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, (b) 1,000 shares of Non-Voting Common Stock, par value $0.0001 per share, and (c) 5,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the date hereof, (i) 19,525,749 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 6,575,053 shares of Common Stock are reserved for issuance pursuant to employee stock options granted pursuant to the Stock Option Plan, no shares of Non-Voting Common Stock are outstanding and (iv) no shares of Preferred Stock are outstanding. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. Except as set forth in Section 3.03(a) of the Disclosure Schedule and the Stock Option Plan and the stock options issued thereunder, the Shares and the Warrants, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any shares of Common Stock or obligating the Seller to issue or sell any shares of Common Stock, or any other interest in, the Seller. There are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Common Stock to which the Seller, any Subsidiary or, to the Seller's knowledge, any other Person is a party.

                  (b) All the outstanding shares of capital stock of each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Seller, whether directly or indirectly, free and clear of all Encumbrances. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Seller or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary to which the Seller, any Subsidiary or, to the Seller's knowledge, any other Person is a party.

                  (c) Except as set forth in Section 3.03(c) of the Disclosure Schedule, the stock register of each Subsidiary accurately records: (i) the name and address of each Person owning shares of capital stock of such Subsidiary and
(ii) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

                  SECTION 3.04. AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Shares and Warrants have been duly authorized by the Seller for issuance and sale to the Purchaser pursuant to this Agreement and when issued and delivered by the Seller pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Seller.

                  SECTION 3.05. CORPORATE BOOKS AND RECORDS. Except as set forth in Section 3.05 of the Disclosure Schedule, the minute books of the Seller and the Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Seller and the Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Seller and each Subsidiary have been provided by the Seller to the Purchaser.

                  SECTION 3.06. NO CONFLICT. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or any Subsidiary, or (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller, any Subsidiary or any of their respective assets, properties or businesses including, without limitation, the Business, or (c) in any material respect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any property or asset of the Seller or any Subsidiary or any of the Shares or Warrants pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or any Subsidiary is a party or by which any of the Shares, Warrants or any of such assets or properties is bound or affected.

                  SECTION 3.07. GOVERNMENTAL CONSENTS AND APPROVALS.

                  The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except those which have already been obtained.

                  SECTION 3.08. FINANCIAL INFORMATION; BOOKS AND RECORDS. (a) True and complete copies of (i) the audited consolidated balance sheet of the Seller for each of the two fiscal years ended as of February 2, 2002 and February 3, 2001, and the related audited consolidated statements of operations and cash flows of the Seller for each of the two fiscal years ended February 2, 2002 and February 3, 2001, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "Financial Statements") and (ii) the unaudited consolidated condensed balance sheet of the Seller as of May 4, 2002 (the "Interim Financial Statements Date") and the related unaudited consolidated condensed statements of operations and cash flows of the Seller for the thirteen weeks ended the Interim Financial Statements Date, together with all related notes thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Seller and the Subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Seller and the Subsidiaries as of the dates thereof or for the periods covered thereby in all material respects, and (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Subsidiaries and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Seller and the Subsidiaries and the results of the operations of the Seller and the Subsidiaries as of the dates thereof or for the periods covered thereby. The Interim Financial Statements (i) present fairly the consolidated financial condition and results of operations of the Seller and (ii) have been prepared in accordance with U.S. GAAP in a manner consistent with the preparation of the Financial Statements, except that the Interim Financial Statements do not contain complete footnotes that would be required by U.S. GAAP and are subject to normal year-end audit adjustments.

                  (b) The books of account and other financial records of the Seller and the Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Subsidiaries, respectively and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

                  SECTION 3.09. ACCOUNTING SYSTEM. The Seller and its Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  SECTION 3.10. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of the Seller or any Subsidiary other than (i) the Liabilities set forth in the Interim Financial Statements, (ii) Liabilities disclosed in the Disclosure Schedule and (iii) any Liabilities incurred subsequent to the Interim Financial Statements Date in the ordinary course of business, which individually are in an amount not in excess of $100,000.

                  SECTION 3.11. RECEIVABLES. Section 3.11 of the Disclosure
Schedule is an aged list of the Receivables as of the Interim Financial Statements Date showing separately those Receivables that as of such date had been outstanding for (a) 29 days or less, (b) 30 to 59 days, (c) 60 to 89 days,
(d) 90 to 119 days and (e) more than 119 days. All Receivables reflected on the Interim Financial Statements arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services in the ordinary course of business consistent with past practice and, to the knowledge of the Seller, constitute, as the case may be, only valid, undisputed claims of the Seller or a Subsidiary not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. In management's judgment, the reserve for bad debts reflected in the Interim Financial Statements is adequate.

                  SECTION 3.12. INVENTORIES. Subject to amounts reserved therefor on the Interim Financial Statements, the values at which all Inventories are carried on the Interim Financial Statements reflect the historical inventory valuation policy of the Seller and the Subsidiaries of stating such Inventories at the lower of cost (determined in a manner consistent with the valuation of Inventories in the Financial Statements) or market value. Except as set forth in Section 3.12 of the Disclosure Schedule:

                  (a) The Seller or a Subsidiary, as the case may be, has good and marketable title to the Inventories free and clear of all Encumbrances, except for those existing under the Credit Agreement.

                  (b) The Seller has adequately provided for obsolescence and the provision for obsolescence is accurately reflected in the Interim Financial Statements. The Inventories do not consist of any items held on consignment or subject to any other similar lien or encumbrance. Neither the Seller nor any Subsidiary is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice.

                  (c) Neither the Seller nor any Subsidiary has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

                  SECTION 3.13. PURCHASE ORDERS. As of July 30, 2002 open purchase orders issued by the Seller or any Subsidiary totaled $8,335,341 at cost. Section 3.13 of the Disclosure Schedule lists all purchase orders which have been issued by the Seller or any Subsidiary and which were open as of July 30, 2002.

                  SECTION 3.14. CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Since the Interim Financial Statements Date, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since the Interim Financial Statements Date, neither the Seller nor any Subsidiary has:

                  (a) except as set forth in Section 3.14 of the Disclosure Schedule, permitted or allowed any of the Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                  (b) except as set forth in Section 3.14 of the Disclosure Schedule and except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance related to the Business, the Seller or the Subsidiaries or paid or otherwise discharged any Liability related to the Business, the Seller or the Subsidiaries, other than current liabilities reflected on the Interim Financial Statements and current liabilities incurred in the ordinary course of business consistent with past practice since the Interim Financial Statements Date;

                  (c) written down (or failed to write down in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Assets other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

                  (d) except as set forth in Section 3.14 of the Disclosure Schedule, amended, terminated, cancelled or compromised any material claims of the Seller or any Subsidiary or waived any other rights of substantial value to the Seller or any Subsidiary;

                  (e) except as set forth in Section 3.14 of the Disclosure Schedule, sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of Inventories in the ordinary course of business consistent with past practice;

                  (f) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Seller or any Subsidiary;

                  (g) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Seller or any Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by the Seller solely to the Seller or by any Subsidiary solely to the Seller or another Subsidiary;

                  (h) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

                  (i) made any capital expenditure or commitment for any capital expenditure in excess of $5,000 individually or $50,000 in the aggregate;

                  (j) made any express or deemed election or settled or compromised any liability with respect to Taxes of the Seller or any Subsidiary;

                  (k) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

                  (l) except in the ordinary course consistent with past practice, failed to pay any creditor any amount in excess of $5,000 individually or $100,000 in the aggregate owed to such creditor when due or to make any payment when due as required pursuant to any contract, agreement or other obligation, including, without limitation, any compensation owed to employees or consultants, and any payment or tax owed to any government body and is not in default with respect to any of the foregoing;

                  (m) (i) except as set forth in Section 3.14 of the Disclosure Schedule, which amount may be disclosed in the aggregate, granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan, (ii) except as set forth in Section 3.14 of the Disclosure

Schedule, which amount may be disclosed in the aggregate, established or increased or promised to increase any benefits under any Plan; or (iii) except as set forth in Section 3.14 of the Disclosure Schedule, which amounts shall be disclosed per individual employee, granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller or any Subsidiary to any employee of the Seller of any Subsidiary whose total compensation in the 12 months ended May 3, 2002 exceeded $100,000;

                  (n) except for merchandise sold to employees in accordance with the Seller's policy for sales to employees and consistent with past practice, entered into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

                  (o) except as set forth in Section 3.14 of the Disclosure Schedule, terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                  (p) allowed any Permit or Environmental Permit that was issued or relates to the Seller or any Subsidiary or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy, Permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

                  (q) except as set forth in Section 3.14 of the Disclosure Schedule, suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

                  (r) amended, modified or consented to the termination of any Material Contract or the Seller's or any Subsidiary's rights thereunder;

                  (s) amended or restated the certificate of incorporation or By-laws (or other organizational documents) of the Seller or any Subsidiary;

                  (t) (i) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property, Seller IP Agreements, including, without limitation, failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, other than licenses of Seller Software to the customers of the Seller or Subsidiaries in the ordinary course of its business,
(iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to Interim Financial Statements Date), or
(iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

                  (u) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.14 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.14, except as expressly contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 3.15. LITIGATION. Except as set forth in Section 3.15 of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any Subsidiary (or by or against the Seller or any Affiliate thereof and relating to the Business, the Seller or any Subsidiary) or affecting any of the Assets or the Business pending before any Governmental Authority (or, to the knowledge of the Seller, threatened to be brought by or before any Governmental Authority). None of the matters set forth in Section 3.15 of the Disclosure Schedule has or has had or would be reasonably expected to have a Material Adverse Effect on the Seller or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby. Except as set forth in Section 3.15 of the Disclosure Schedule, none of the Seller, the Subsidiaries or any of the Assets, is subject to any Governmental Order (nor, to the knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) on the Seller or any Subsidiary which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                  SECTION 3.16. COMPLIANCE WITH LAWS. (a) The Seller and the Subsidiaries have each conducted and continue to conduct the Business substantially in accordance with all Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Assets, or the Business, and neither the Seller nor any Subsidiary is in violation of any such Law or Governmental Order the violation of which would reasonably be expected to have a Material Adverse Effect.

                  (b) Section 3.16(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order naming the Seller or any Subsidiary or any of their properties or assets, including, without limitation, the Assets, or the Business, and no Governmental Order has, has had or would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                  (c) The Seller has received a copy of the Foreign Corrupt Practices Act and understands its requirements. None of the Seller, any Subsidiary or any officer, director, employee, agent or representative of the Seller or any Subsidiary (i) has taken any action which is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Business;
(ii) is aware of any action or conduct which could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Business or (iii) has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to any Foreign Official (or to any Person while knowing it will be offered, given or promised to a Foreign Official) for any purpose including, by way of example, influencing any act or decision of such Person acting in their official capacity, inducing such Person to do or omit to do any action in violation of their lawful duty, inducing such Person to use their influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist the Seller or any Subsidiary to obtain or retain business for or with, or in directing business to, any Person.

                  (d) None of the Seller, any Subsidiary or any officer, director, employee, agent or representative of the Seller or any Subsidiary has furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations of the United States promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. App. ss. 2407, and regulations promulgated thereunder).

                  SECTION 3.17. ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS. (a)

                  (i) The Seller and each Subsidiary is in substantial compliance with all applicable Environmental Laws and as such Environmental Laws are currently applied or interpreted by the applicable Governmental Authority and as they might affect the Real Property, and, in all material respects, all Environmental Permits.

                  (ii) There has been no Release of any Hazardous Material on any of the Real Property or, during the period of the Seller's or any Subsidiary's ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Seller or any Subsidiary, except as have occurred in the ordinary course of business and in conformity with all applicable Environmental Laws.

                  (iii) There are no Environmental Claims pending or threatened against the Seller, any Subsidiary or the Real Property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

                  (iv) Neither the Seller nor any Subsidiary has any actual or alleged liability, whether fixed or contingent, under any Environmental Law.

                  Neither the Execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

                  SECTION 3.18. MATERIAL CONTRACTS. (a) Section 3.18(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Seller and the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.20(d) of the Disclosure Schedule, all Seller IP Agreements listed or otherwise set forth in Section 3.19(a) of the Disclosure Schedule, and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.21(b) of the Disclosure Schedule), being "Material Contracts"):

                  (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to the Seller, any Subsidiary or otherwise related to the Business under the terms of which the Seller or any Subsidiary: (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the fiscal year ended February 1, 2003, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller or such Subsidiary without penalty or further payment and without more than 30 days' notice;

                  (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Seller or any Subsidiary which:
         (A) is likely to involve consideration of more than $100,000 in the aggregate during the fiscal year ended February 1, 2003, (B) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Seller or such Subsidiary without penalty or further payment and without more than 30 days' notice;

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Seller or any Subsidiary is a party;

                  (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller or any Subsidiary is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

                  (v) all contracts and agreements relating to Indebtedness of the Seller or any Subsidiary of greater than $100,000 in the aggregate;

                  (vi) all contracts and agreements with any Governmental Authority to which the Seller or any Subsidiary is a party;

                  (vii) all contracts and agreements that limit or purport to limit the ability of the Seller or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all contracts and agreements between or among the Seller or any Subsidiary, on one hand, and any Affiliate of the Seller (other than the Seller or any Subsidiary), on the other hand;

                  (ix) all contracts and agreements providing for benefits under any Plan; and

                  (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Seller, any Subsidiary or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.18 and Sections 3.20, 3.21 and 3.22, the term "LEASE" shall include, without limitation, any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                  (b) Each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.07 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. None of the Seller nor any Subsidiary is in material breach of, or default under, any Material Contract.

                  (c) No other party to any Material Contract is in breach thereof or default thereunder and none of the Seller or any Subsidiary has received any notice of termination, cancellation, breach or default under any Material Contract.

                  (d) The Seller has made available to the Purchaser true and complete copies of all Material Contracts.

                  (e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Assets or any of the Shares.

                  SECTION 3.19. INTELLECTUAL PROPERTY. (a) Section 3.19(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Seller IP Agreements, and (iii) other Owned Intellectual Property material to the Business.

                  (b) The Seller or a Subsidiary is the exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with the Business. The Seller or a Subsidiary is entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of the Business without limitation, subject only to the terms of the Seller IP Agreements. The Owned Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable.

                  (c) The conduct of the Business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing are pending, and no Claim has been threatened or asserted against the Seller or any Subsidiary alleging any of the foregoing. To the Seller's knowledge, no person is engaging in any activity that infringes the Owned Intellectual Property.

                  (d) No Owned Intellectual Property is subject to any Governmental Order restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property in a manner that would reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.20. REAL PROPERTY. (a) Section 3.20(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property and (ii) the date on which each parcel of Owned Real Property was acquired.

                  (b) Section 3.20(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property.

                  (c) Except as described in Section 3.20(c) or 3.16(a) of the Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. The Seller has made available to the Purchaser true, legible and complete copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances, title documents and other documents relating to or otherwise affecting the Real Property, the operations of the Seller or any Subsidiary thereon or any other uses thereof. Either the Seller or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Neither the Seller nor any Subsidiary has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller or any Subsidiary assigned its interest under any lease or sublease listed in Section 3.20(b) of the Disclosure Schedule to any third party.

                  (d) Section 3.20(d) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Real Property and any and all ancillary documents (the "ANCILLARY LEASE DOCUMENTS") pertaining thereto (including, but not limited to, all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including, without limitation, consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, none of the Seller nor any Subsidiary has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "OPTIONS").

                  (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Seller, threatened against the Real Property.

                  (f) Except as set forth in Section 3.20(f) of the Disclosure Schedule, to the knowledge of the Seller, all the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement and the Ancillary Agreements will not require the issuance of any new or amended certificate of occupancy and there are no facts that would prevent the Real Property from being occupied by the Seller or any Subsidiary, as the case may be, after the Closing substantially in the same manner as occupied by the Seller or such Subsidiary immediately prior to the Closing.

                  (g) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

                  (h) Each of the Seller or a Subsidiary, as the case may be, has the full right to exercise any Options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

                  (i) All waivers or amendments with respect to the Leased Real Property that are, or will be, required as a result of the transactions herein contemplated have been obtained or will be obtained by Closing.

                  SECTION 3.21. TANGIBLE PERSONAL PROPERTY. (a) Section 3.21(a) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Business or owned or leased by the Seller or any Subsidiary.

                  (b) Section 3.21(b) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).

                  SECTION 3.22. ASSETS. (a) Each of the Seller or a Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, Seller IP Agreements, the Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Seller or any Subsidiary, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Seller or any Subsidiary or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Assets.

                  (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since the Interim Financial Statements Date, the Seller has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

                  SECTION 3.23. SUPPLIERS. Listed in Section 3.23 of the Disclosure Schedule are the names and addresses of all the suppliers from which the Seller and the Subsidiaries ordered supplies, merchandise and other goods for the Business having an aggregate purchase price of $100,000 or more during the twelve-month period ended the Interim Financial Statements Date and the amount for which each such supplier invoiced the Seller and the Subsidiaries during such period. Except as set forth in Section 3.23 of the Disclosure Schedule, neither of the Seller nor any Subsidiary has received any notice or has any reason to believe that any such supplier will not sell supplies, merchandise and other goods to the Seller or any Subsidiary at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases.

                  SECTION 3.24. EMPLOYEE BENEFIT MATTERS. (a) PLANS AND MATERIAL DOCUMENTS. Section 3.24(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller or any Subsidiary is a party, with respect to which the Seller or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Seller or any Subsidiary for the benefit of any current or former employee, officer or director of the Seller or any Subsidiary, (ii) each employee benefit plan for which the Seller or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Seller or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Seller or of any Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Seller (collectively, the "Plans"). Each Plan is in writing and the Seller has furnished to the Purchaser a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, if applicable, (iv) if such Plan is intended to be qualified under Section 401(a) of the Code, the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with such Plan if applicable. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller or any Subsidiary is a party, with respect to which the Seller or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Seller or any Subsidiary for the benefit of any current or former employee, officer or director of the Seller or any Subsidiary. Neither the Seller nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) ABSENCE OF CERTAIN TYPES OF PLANS. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under
Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any Subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) COMPLIANCE WITH APPLICABLE LAW. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Seller (and each Subsidiary) has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or, to the knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                  (d) QUALIFICATION OF CERTAIN PLANS. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the best of the Seller's knowledge, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Seller or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the best of the Seller's knowledge, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

                  (e) ABSENCE OF CERTAIN LIABILITIES AND EVENTS. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Seller nor any Subsidiary has incurred any liability for any penalty or tax arising under
Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Seller nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Seller or any Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Seller nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

                  (f) PLAN CONTRIBUTIONS AND FUNDING. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (g) WARN ACT. The Seller and the Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

                  SECTION 3.25. LABOR MATTERS. (a) Neither the Seller nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller or any Subsidiary, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Seller or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to knowledge of the Seller, threatened between the Seller or any Subsidiary and any of their respective employees, and neither the Seller nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Seller nor any Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract, and there are no grievances outstanding against the Seller or any Subsidiary under any such agreement or contract which could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Seller or any Subsidiary before the National Labor Relations Board or any other Governmental

Authority or any current union representation questions involving employees of the Seller or any Subsidiary which could have a Material Adverse Effect; (e) the Seller and each Subsidiary are currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Seller and each Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;
(g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller or any Subsidiary; (h) neither the Seller nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or threatened with respect to the Seller or any Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Seller's knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller or any Subsidiary has employed or currently employs any Person.

                  SECTION 3.26. KEY EMPLOYEES. Section 3.26 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in fiscal 2001 and 2002, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Seller or any Subsidiary whose annual compensation exceeded (or, in the fiscal year ended 2002, is expected to exceed) $100,000.

                  SECTION 3.27. CERTAIN INTERESTS. (a) Except as set forth in
Section 3.27 of the Disclosure Schedule, no officer or director of the Seller or any Subsidiary and, to the Seller's knowledge, no stockholder of the Seller required to file a Schedule 13D or 13G with the SEC under the Exchange Act, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder:

                  (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Seller or any Subsidiary or the Business;

                  (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Seller or any Subsidiary uses or has used in the conduct of the Business or otherwise; or

                  (iii) has outstanding any Indebtedness to the Seller or any Subsidiary.

                  (b) Neither the Seller nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Seller or any Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

                  SECTION 3.28. TAXES. Except as set forth in Section 3.28 of the Disclosure Schedule, (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Seller and each Subsidiary (each a "Return") (including, without limitation, the consolidated federal income tax return of the Seller and any state, local or other Return that includes the Seller or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities or income of the Seller or any Subsidiary) are true, correct and complete in all material respects; (iv) there are no tax liens on any assets of the Seller or any Subsidiary; (v) neither Seller nor any Affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Seller or a Subsidiary of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (vi) from the date hereof and after the Closing Date, the Seller or any Subsidiary, except any Subsidiary not incorporated in the United States, has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Seller files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; and (vii) none of the Seller or Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise tax return.

                  (b) (i) Section 3.28 of the Disclosure Schedule contains a description of all adjustments relating to returns of the Seller and any Subsidiary that have been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Seller or any Subsidiary or could result in liability of the Seller or any Subsidiary on the basis of joint and/or several liability), along with a summary of the status of such audit or examination. No other adjustment has been proposed and, to the knowledge of the Seller, no basis exists for any such adjustment; and (ii) there are no pending or, to the knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller or any Subsidiary.

                  (c) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller or any Subsidiary may be subject; (ii) there are no requests for information from a Tax Authority currently outstanding that could affect the Taxes of the Seller or any Subsidiary; (iii) there are no proposed reassessments of any property owned by the Seller or any Subsidiary or other proposals that could increase the amount of any Tax to which the Seller or any Subsidiary would be subject; (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Seller or any Subsidiary; and (v) none of the Seller or Subsidiaries (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of Section 1296 of the Code, (C) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has participated in or cooperated with an international boycott within the meaning of section 999 of the Code.

                  (d) On the Interim Financial Statements, reserves and allowances have been provided, and on the Closing Statement of Net Assets, reserves and allowances will be provided, in each case adequate to satisfy all Liabilities for Taxes relating to the Seller, the Subsidiaries and the Business for periods through the Closing Date.

                  SECTION 3.29. INSURANCE. All material assets, properties and risks of the Seller and each Subsidiary are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Seller or a Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller or such Subsidiary, as the case may be. The Seller carries and has maintained in full force and effect errors and omissions insurance coving its officers and directors in amounts deemed adequate by its Board of Directors. Section 3.29 of the Disclosure Schedule sets forth all insurance policies of the Seller and the Subsidiaries in effect as of the date hereof, providing the following details with respect to each such policy: name of insured, name of carrier, cost of policy, risks covered by policy, amount of coverage under policy, amount of deductible under policy and expiry date of policy.

                  SECTION 3.30. FULL DISCLOSURE. The Seller has no actual knowledge of any facts pertaining to the Seller, any Subsidiary or the Business which would reasonably be expected to have a Material Adverse Effect which have not been disclosed in this Agreement, the Disclosure Schedule, the Financial Statements or the Interim Financial Statements or otherwise disclosed to the Purchaser by the Seller in writing.

                  SECTION 3.31. BROKERS. Except as set forth in Section 3.31 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

                  SECTION 3.32. S-3 ELIGIBILITY. The Seller reasonably believes it is eligible to register secondary offerings of its securities on Form S-3 under the Securities Act.

                  SECTION 3.33. SEC DOCUMENTS. The Seller has timely filed with the SEC all reports, schedules, forms, proxy statements, registration statements and other documents required to be filed by the Seller under the Securities Act and the Exchange Act, as the case may be, (collectively, all such reports, schedules, forms, proxy statements, registration statements and documents, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation of the Seller under the Securities Act or the Exchange Act.

                  SECTION 3.34. COMPLIANCE WITH CUBA ACT. The Seller has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom.

                  SECTION 3.35. INVESTMENT COMPANY ACT. The Seller is not, and upon the issuance and sale of the Shares and Warrants as herein contemplated and the application of the net proceeds therefrom will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  SECTION 3.36. REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered by the Seller under the Securities Act.

                  SECTION 3.37. OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Seller or any of its subsidiaries delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty by the Seller to the Purchaser as to the matters covered thereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 4.01. ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  SECTION 4.02. AUTHORITY AND QUALIFICATION OF THE PURCHASER. The Purchaser has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite action on the part of the Purchaser and no other action need be taken.

                  SECTION 4.03. ENFORCEABILITY. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  SECTION 4.04. NO CONFLICT. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Purchaser, or (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or its assets, properties or businesses, or (c) in any material respect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any property or asset of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound or affected.

                  SECTION 4.05. LITIGATION. There are no material Actions by or against the Purchaser (or by or against the Purchaser or any Affiliate thereof and relating to its business) or affecting any of the Purchaser's assets pending before any Governmental Authority (or, to the knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority) that would reasonably be expected to have a materially adverse affect on the Purchaser, the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby. The Purchaser is not subject to any Governmental Order (nor, to the knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) on the Purchaser which has or has had or could have a materially adverse affect on the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                  SECTION 4.06. BROKERS. Except for Bear, Stearns & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser.

                  SECTION 4.07. INVESTMENT INTENT. The Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  SECTION 4.08. DISCLOSURE. Information, including financial information, with respect to the Purchaser provided by the Purchaser in writing to the Seller is accurate in all material respects and does not omit to state a material fact necessary to make such written information, in light of the circumstances in which it was provided to the Seller, not misleading.

                  SECTION 4.09. FINANCING. The Purchaser has received commitments from third parties to invest sufficient funds in the Purchaser to allow the Purchaser to meet its obligations hereunder.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule and pursuant to Section 6.01(g), between the date hereof and the time of the Closing, neither the Seller nor any Subsidiary shall conduct its business other than in the ordinary course and consistent with the Seller's and such Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule and pursuant to Section 6.01(g), between the date hereof and the Closing Date, the Seller shall cause each Subsidiary to (i) continue their advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of their payables or receivables; (iii) use their best efforts to (A) preserve intact their business organizations and the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Seller and each Subsidiary, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Seller, each Subsidiary and the Business and (D) preserve their current relationships with their customers, suppliers and other persons with which they have had significant business relationships; and (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.20(b) of the Disclosure Schedule which by their terms would otherwise expire.

                  (b) Except as described in Section 6.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser, neither the Seller nor any Subsidiary will do any of the things enumerated in the second sentence of Section 3.14 (including, without limitation, clauses (a) through (u) thereof).

                  (c) For the period from the date hereof through the Closing Date, the Seller covenants and agrees to and to cause each Subsidiary to maintain the level, mix and quality of the Inventories consistent with past practice.

                  (d) Notwithstanding anything to the contrary in this Section 5.01, the Purchaser acknowledges that the Seller and the Business shall at all times be controlled by the Board of Directors of the Seller.

                  SECTION 5.02. ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel and shall cause the Subsidiaries and each of the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller and each Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Seller and of each Subsidiary who have any knowledge relating to the Seller, any Subsidiary or the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Seller, the Subsidiaries and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

                  SECTION 5.03. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS. (a) The Seller shall use its reasonable efforts to obtain (or cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  (b) The Seller shall or shall cause the Subsidiaries to give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

                  (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; PROVIDED, HOWEVER, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser, the Seller, any Subsidiary or the Business.

                  SECTION 5.04. NOTICE OF DEVELOPMENTS. (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect, (ii) any purchase from or purchase order to any Vendor, except Rolex, in excess of $50,000 and (iii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller, any Subsidiary or the Business.

                  (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Purchaser in this

Agreement or which could have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any respect.

                  SECTION 5.05. NO SOLICITATION OR NEGOTIATION. The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted prior to the date of this Agreement concerning any investment in the Seller. From and after the date hereof, the Seller shall not, nor shall it permit any of its Subsidiaries to, nor shall they authorize or instruct any of their respective officers, directors or employees to, and shall use their best efforts to cause any advisor retained by them, not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information, or knowingly take any other action designed to facilitate, any Business Combination, or (ii) participate in any substantive discussions or negotiations regarding any Business Combination; PROVIDED, that if, at any time prior to the Closing, the Board of Directors of the Seller (A) receives an unsolicited BONA FIDE proposal from a Proposing Party, (B) determines in its good faith judgment that providing information to the Proposing Party or participating in negotiations or discussions with the Proposing Party could reasonably be expected to result in a Superior Proposal and (C) receives specific legal advice from its outside attorneys that the Board of Director's of the Seller could be in violation of its fiduciary duties to the Seller's stockholders if it refused to consider such proposal, furnish information, engage in discussions and negotiations or enter into a Business Combination, as the case may be, provided that the Seller is not otherwise in breach of its obligations under this Section 5.05, then the Seller may (X) after giving the Purchaser 24 hours prior written notice, furnish information with respect to the Seller pursuant to a confidentiality agreement with such Proposing Party substantially similar to the Confidentiality Agreement between the Seller and Birks, dated April 19, 2002, (Y) after giving the Purchaser 24 hours prior written notice, engage in discussions and negotiations with the Proposing Party (Z) after giving the Purchaser 72 hours prior written notice, which indicates the identity of the Proposing Party and the terms and conditions of the Superior Proposal, enter into an agreement with respect to a Business Combination with the Proposing Party, subject to Section 8.03; PROVIDED, FURTHER, if the Seller receives a Superior Proposal, the Purchaser shall have the right to submit an alternative offer, which is at least equal to the Superior Proposal.

                  SECTION 5.06. LISTING. The Seller shall use its reasonable efforts to list the Common Stock, which the Shares are convertible into and the Warrants exercisable into, on the American Stock Exchange and will use its reasonable efforts to maintain the listing of its Common Stock on the American Stock Exchange without stockholder approval of the transactions contemplated herein.

                  SECTION 5.07. USE OF INTELLECTUAL PROPERTY. The Seller acknowledges that from and after the Closing, the name "Mayor's Jewelers" and all similar or related names, marks and logos (all of such names, marks and logos being the "SELLER MARKS") shall be owned by the Seller or a Subsidiary, that no other person shall have any rights in the Seller Marks.

                  SECTION 5.08. PAYMENTS ON BEHALF OF AFFILIATES. Payments made or received by the Purchaser pursuant to Article VII hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Affiliate of the Purchaser. The Purchaser may direct in writing any such payment to be made by or to the appropriate Affiliate, and the other party shall comply with any such direction received at least two Business Days prior to the date such payment is due.

                  SECTION 5.09. FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  SECTION 6.01. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Seller contained in this Agreement that are subject to a materiality qualifier shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date and the representations and warranties of the Seller contained in this Agreement that are not subject to a materiality qualifier shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date; (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects; and (iii) there shall not have been since the date hereof, any change in the capital stock of the Seller (other than as a result of the exercise of stock options) or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; the Purchaser shall receive a certificate to such effect as specified in clauses (i), (ii) and (iii) of this paragraph 6.01(a) signed by the Chief Operating Officer and one other officer of the Seller dated the Closing Date;

                  (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the sole and absolute discretion of the Purchaser, is likely to render it impractical to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable discretion of the Purchaser, the consummation of the transactions contemplated by this Agreement;

                  (c) CONSENTS AND APPROVALS. The Purchaser and the Seller shall have received, each in form and substance satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates, listed in
Schedule I hereto;

                  (d) BOARD APPROVAL. The transactions contemplated by the investment documents shall be approved by the Board of Directors of the Seller, including unanimous approval by the independent members of such Board of Directors of the Seller; true copies of the resolutions of the Board of Directors of the Seller shall be provided to the Purchaser at closing along with an attestation as to authenticity signed by the Secretary of the Seller;

                  (e) SENIOR FINANCING. Upon Closing, the terms of the Credit Agreement shall be amended substantially in accordance with the terms, conditions and covenants set forth in Exhibit G hereto;

                  (f) ROLEX. The Purchaser in its reasonable discretion shall be satisfied that the business terms under which the Seller has the right to purchase and sell Rolex products are substantially the same on the Closing Date as they were on the date hereof;

                  (g) LEASE TERMINATION. The Seller shall have executed agreements to terminate leases in accordance with Schedule II hereto;

                  (h) ANCILLARY AGREEMENTS. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party; and

                  (i) MARKET DISRUPTIONS. On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the Toronto Stock Exchange; (ii) a general moratorium on commercial banking activities in New York or within Canada or the European Union declared by the relevant authorities or a material disruption in commercial banking services in the United States, Canada or the European Union; (iii) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war involving the United States or Canada, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to proceed with the transactions contemplated hereby on the terms and in the manner contemplated hereunder.

                  SECTION 6.02. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date; (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects; and (iii) there shall not have been since the date hereof any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs of the Purchaser, whether or not arising in the ordinary course of business; the Seller shall receive a certificate to such effect as specified in clauses (i), (ii) and (iii) of this paragraph 6.02(a) signed by an officer of the Purchaser dated the Closing Date;


                  (b) BOARD APPROVAL. The Investment Documents and the transactions contemplated thereunder shall be approved by the Board of Directors of the Purchaser; true copies of the resolutions of the Board of Directors of the Purchaser shall be provided to the Seller at closing along with an attestation as to authenticity signed by the Secretary of the Purchaser; and

                  (c) ANCILLARY AGREEMENTS. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained in Sections 3.04, 3.06, 3.08, 3.10 and 3.30 (the "SURVIVING REPRESENTATIONS AND WARRANTIES") of this Agreement shall survive the Closing until the first anniversary of the Closing Date. All other representations and warranties of the Seller contained in this Agreement shall not survive the Closing. Neither the period of survival nor the liability of the Seller with respect to the Surviving Representations and Warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable Surviving Representations and Warranties by the Purchaser to the Seller, then the relevant Surviving Representations and Warranties shall survive as to such claim, until such claim has been finally resolved. The representations and warranties of the Purchaser contained in this Agreement shall not survive the Closing.

                  SECTION 7.02. INDEMNIFICATION BY THE SELLER. (a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "PURCHASER INDEMNIFIED PARTY") shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                  (i) the breach of any Surviving Representation or Warranty made by the Seller contained in the Investment Documents;

                  (ii) the breach of any covenant or agreement by the Seller contained in the Investment Documents;

                  (iii) Claims against the Purchaser arising out of, resulting from, or in connection with, any claim against any member of the Board of Directors of the Seller that alleges that any member of the Board of Directors of the Seller breached his fiduciary duties to the Seller or the Stockholders of the Seller, which may arise out of, or result from or in connection with the transactions contemplated herein.

To the extent that the Seller's undertakings set forth in this Section 7.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by any Purchaser Indemnified Party. No amounts of indemnity shall be payable as a result of claims arising under Section 7.02(a) unless and until Losses for which indemnification has been claimed pursuant to such Section exceed $250,000 in the aggregate.

                  (b) A Purchaser Indemnified Party shall give the Seller notice of any matter which a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("THIRD PARTY CLAIMS") shall be governed by and be contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Seller notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Seller from any of its obligations under this
Article VII except to the extent that the Seller is materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Purchaser Indemnified Party otherwise than under this Article VII. If the Seller acknowledges in writing its obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within five days of the receipt of such notice from the Purchaser Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Purchaser Indemnified Party and the Seller, then the Purchaser Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Purchaser Indemnified Party determines counsel is required, at the expense of the Seller. In the event that the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Seller without the prior written consent of the Purchaser Indemnified Party.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the Purchaser if, between the date hereof and the
Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) the representations and warranties of the Seller contained in this Agreement that are subject to a materiality qualifier shall not have been true and correct when made and the representations and warranties of the Seller contained in this Agreement that are not subject to a materiality qualifier shall not have been true and correct when made in all material respects , (iii) the Seller shall not have complied with the covenants or agreements contained in this Agreement to be complied with by it in all material respects, (iv) the Board of Directors of the Seller has amended, modified or revoked its recommendation, authorization or approval of this Agreement, the Ancillary Agreements and the performance by the Seller of its obligations hereunder and thereunder, (v) the Seller enters into an agreement with respect to a Business Combination with a Person other than the Purchaser or (vi) the Seller or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (b) by the Seller if, between the date hereof and the Closing:
(i) there has been a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Purchaser, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct when made in all material respects, (iii) the Purchaser shall not have complied with the covenants or agreements contained in this Agreement to be complied with by it in all material respects, (iv) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (v) the Board of Director's of the Seller determines in its good faith judgment that it has received a Superior Proposal from a Proposing Party and the Seller will enter into an agreement with respect to a Business Combination with such Proposing Party in accordance with
Section 5.05; termination of this Agreement pursuant to clause (v) of this
Section 8.01(b) is subject to the Seller giving the Purchaser 72 hours prior written notice of its intent to terminate in accordance with Section 5.05;

                  (c) by either the Seller or the Purchaser if the Closing shall not have occurred by August 31, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (e) by the mutual written consent of the Seller and the Purchaser.

                  SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 8.03 and Section 9.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                  SECTION 8.03. TERMINATION FEE. The Seller will pay to the Purchaser within five days after any Termination Fee Event a termination fee in the amount of US$750,000. For the purposes of this Agreement, "TERMINATION FEE EVENT" shall mean (x) the Purchaser terminates this Agreement pursuant to clauses (i), (ii), (iii), (iv) or (v) of Section 8.01(a), (y) the Seller terminates this Agreement pursuant to clause (v) of Section 8.01(b) or (z) the Seller consummates a Business Combination or enters into an agreement with respect to a Business Combination with any Person other than the Purchaser within six months from the date of this Agreement.

                  SECTION 8.04. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 8.05.

                  SECTION 8.05. WAIVER. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 8.06. SURVIVAL. This Article VIII shall survive for the benefit of the Purchaser for a period of six months from the date hereof.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. EXPENSES. (a) Upon Closing, the Seller shall promptly pay to the Purchaser all of its out-of-pocket costs and expenses (including, without limitation, all legal, accounting, tax, audit, commercial banking fees, commitment fees and investment banking fees, as well as any travel, lodging or other incidental expenses) incurred by the Purchaser and its Affiliates or on their behalf in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereunder and thereunder.

                  (b) If this Agreement is terminated for any reason, the Seller shall promptly pay to the Purchaser (i) all out-of-pocket costs and expenses (including, without limitation, all legal, accounting, tax, audit and investment banking fees, as well as any travel, lodging or other incidental expenses) required to be paid by the Purchaser and its Affiliates or on their behalf in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereunder and thereunder to a maximum of US$200,000 and in addition (ii) all other out-of-pocket costs and expenses incurred by the Purchaser and its Affiliates in efforts to obtain third-party financing in connection with this Agreement and the Ancillary Documents (including but not limited to commercial banking fees, commitment fees, due diligence expenses and legal fees).

                  (c) All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Seller in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereunder and thereunder shall be paid by the Seller, whether or not the Closing shall have occurred.

                  SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  (a)      if to the Seller:

                           Mayor's Jewelers, Inc.
                           14051 N.W. 14th Street
                           Sunrise, Florida 33323
                           Attention:  Mark Weinstein

                           with a copy to:

                           Holland & Knight LLP
                           701 Brickell Avenue
                           Suite 3000
                           Miami, Florida 33131
                           Attention:  Harvey Goldman, Esq.

                  (b)      if to the Purchaser:

                           Henry Birks & Sons Inc.
                           1240 Square Phillips
                           Montreal, Quebec
                           H3B 3H4
                           Attention:  Sabine Bruckert, Esq.

                           with a copy to:

                           Shearman & Sterling
                           199 Bay Street
                           Commerce Court West
                           Suite 4405, P.O. Box 247
                           Toronto, Ontario
                           M5L 1E8
                           Attention: Brice T. Voran, Esq.

                  SECTION 9.03. PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                  SECTION 9.05. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

                  SECTION 9.06. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); PROVIDED, HOWEVER, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller.

                  SECTION 9.07. NO THIRD PARTY BENEFICIARIES. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

                  SECTION 9.08. CURRENCY. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

                  SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

                  SECTION 9.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.09.

                  SECTION 9.11. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.




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


                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             MAYOR'S JEWELERS, INC.


                             By:    /s/ David Boudreau
                                    -------------------------------------------
                                    Name: David Boudreau
                                    Title:Senior Vice President and
                                          Chief Financial Officer




                             HENRY BIRKS & SONS INC.


                             By:    /s/Thomas A. Andruskevich
                                    -------------------------------------------
                                    Name:    Thomas A. Andruskevich
                                    Title:   President and
                                             Chief Executive Officer





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